UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-23532	88-0292161
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 NE 3rd Ave., Fort Lauderdale, FL  33301
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 332-3759

Copies to:
Stephen Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, NY  10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sale of Equity Securities

On May 5, 2009, Sanswire Corp. (the “Company”) entered into a conversion agreement with Rocky Mountain Advisors Corp., a consultant to the Company (“RMAC”), pursuant to which the Company agreed to convert $185,387 in consulting fees owed to RMAC for consulting services performed from October 19, 2007 to April 9, 2009  into 29,615 shares of  Series E Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”).

On May 5, 2009, the Company entered into a conversion agreement with Daniyel Erdberg, the Company’s Vice President of Operations, pursuant to which the Company agreed to convert $121,487.99 in outstanding wages owed to Mr. Erdberg from July 1, 2008 to April 3, 2009 into 19,407 shares of Series E Preferred Stock.

On May 5, 2009, the Company entered into a conversion agreement with Jonathan Leinwand, the Chief Executive Officer, pursuant to which the Company agreed to convert $ 319,118.85 in outstanding wages owed to Mr. Leinwand from October 17, 2007 to April 3, 2009 into 50,978 shares of Series E Preferred Stock.

The above transactions were approved by the Board of Directors of the Company.  The Series E Preferred Stock does not pay dividends but each holder of Series E Preferred Stock shall be entitled to ten (10) votes for each share of common stock that the Series E Preferred Stock shall be convertible into.  The Series E Preferred Stock has a conversion price of $0.049 (the “Conversion Price”) and a stated value of $6.26 (the “Stated Value”).  Each share of Series E Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.  The Series E Preferred Stock has no liquidation preference.

The issuance of the Series E Preferred Stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.   The holders of Series E Preferred Stock are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designations for the Series E Preferred Stock of the Company
10.1	Conversion Agreement, dated May 5, 2009, by and between Sanswire Corp and Rocky Mountain Advisors Corp.
10.2	Conversion Agreement, dated May 5, 2009, by and between Sanswire Corp and Daniyel Erdberg
10.3	Conversion Agreement, dated May 5, 2009, by and between Sanswire Corp and Jonathan Leinwand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANSWIRE CORP.

Date: May 6, 2009	/s/ Jonathan Leinwand
Jonathan Leinwand
Chief Executive Officer